Exhibit 99.1

Press Release

Contacts:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com

Verint Reports First Quarter Results

Conference Call to Discuss Selected Financial Information and Outlook to be Held Today at 4:30 p.m. ET

MELVILLE, N.Y., June 7, 2016 - Verint® Systems Inc. (NASDAQ: VRNT), a global leader in Actionable Intelligence® solutions and value-added services, today announced results for the three months ended April 30, 2016.

Financial Highlights

Below is selected unaudited financial information for the three months ended April 30, 2016 prepared in accordance with generally accepted accounting principles (“GAAP”) and not in accordance with GAAP (“non-GAAP”).

Three Months Ended April 30, 2016 - GAAP	Three Months Ended April 30, 2016 - Non-GAAP
Revenue: $245.4 million	Revenue: $249.0 million(1)
Operating loss: $(11.3) million	Operating income: $34.8 million
Diluted net loss per share: $(0.28)	Diluted net income per share: $0.46

CEO Commentary

“We are pleased to report that in Q1 we delivered non-GAAP revenue of $249 million, or $251 million on a constant currency basis, and $0.46 of non-GAAP diluted EPS. In Enterprise Intelligence, revenue increased 6.5% year-over-year on a constant currency basis and we expect a year of growth driven by our broad portfolio of Customer Engagement Optimization solutions, all available now on-premises, in the cloud and in hybrid deployment models," said Dan Bodner, CEO and President.

(1) Non-GAAP revenue on a constant currency basis was $251.0 million for the three months ended April 30, 2016. Please see Table 6 and "Supplemental Information about Non-GAAP Financial Measures" at the end of this press release for more information.

Financial Outlook

Below is Verint's non-GAAP outlook for the year ending January 31, 2017.

•	We expect revenue as follows:

◦	In our Enterprise Intelligence segment, we expect mid-to-high single digit revenue growth.

◦	In our Security Intelligence segments, we expect a decline in revenue of between 10% to 15%.

•
Based on the above, for the year ending January 31, 2017, we expect total revenue to be similar to the year ended January 31, 2016, +/- 2.0% and diluted earnings per share to be similar to the year ended January 31, 2016.

Conference Call Information

We will conduct a conference call today at 4:30 p.m. ET to discuss our results for the three months ended April 30, 2016 and outlook for the year ending January 31, 2017. An online, real-time webcast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 1-844-309-0615 (United States and Canada) and 1-661-378-9462 (international) and the passcode is 18740348. Please dial in 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of non-GAAP financial measures presented for completed periods to the most directly comparable financial measures prepared in accordance with GAAP, please see Tables 2, 3 and 6 as well as "Supplemental Information About Non-GAAP Financial Measures" at the end of this press release.

Our non-GAAP outlook does not include the potential impact of any business acquisitions that may occur after the date hereof, and, unless otherwise specified, reflects foreign currency exchange rates approximately consistent with current rates.

We are not providing a quantitative reconciliation of our non-GAAP outlook to the corresponding GAAP information because the GAAP measures that we exclude from our non-GAAP outlook, other than those described below, are difficult to predict and are primarily dependent on future uncertainties. The more significant GAAP measures excluded from our non-GAAP outlook for which we do not prepare a reconcilable GAAP forecast include revenue adjustments related to acquisitions, stock-based compensation, and income taxes.
Our non-GAAP outlook for the year ending January 31, 2017 excludes the following known GAAP measures:

•	Amortization of intangible assets - approximately $82 million; and

•	Amortization of discount on convertible notes - approximately $11 million.

About Verint Systems Inc.
Verint® (Nasdaq: VRNT) is a global leader in Actionable Intelligence® solutions. Actionable Intelligence is a necessity in a dynamic world of massive information growth because it empowers organizations with crucial insights and enables decision makers to anticipate, respond and take action. Verint Actionable Intelligence solutions help organizations address three important challenges: customer engagement optimization; security intelligence; and fraud, risk, and compliance. Today, more than 10,000 organizations in over 180 countries, including over 80 percent of the Fortune 100, use Verint solutions to improve enterprise performance and make the world a safer place. Learn more at www.verint.com.

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, any of which could cause our actual results or conditions to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause our actual results or conditions to differ materially from current expectations include, among others: uncertainties regarding the impact of general economic conditions in the United States and abroad, particularly in information technology spending and government budgets, on our business; risks associated with our ability to keep pace with technological changes, evolving industry standards, and customer challenges, such as the proliferation and strengthening of encryption, to adapt to changing market potential from area to area within our markets, and to successfully develop, launch, and drive demand for new, innovative, high-quality products that meet or exceed customer needs, while simultaneously preserving our legacy businesses; risks due to aggressive competition in all of our markets, including with respect to maintaining margins and sufficient levels of investment in our business; risks created by the continued consolidation of our competitors or the introduction of large competitors in our markets with greater resources than we have; risks associated with our ability to successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with valuations, capital constraints, costs and expenses, maintaining profitability levels, expansion into new areas, management distraction, post-acquisition integration activities, and potential asset impairments; risks relating to our ability to effectively and efficiently enhance our existing operations and execute on our growth strategy, including managing investments in our business and operations and enhancing and securing our internal and external operations; risks associated with our ability to effectively and efficiently allocate limited financial and human resources to business, developmental, strategic, or other opportunities, and risk that such investments may not come to fruition or produce satisfactory returns; risks that we may be unable to establish and maintain relationships with key resellers, partners, and systems integrators; risks associated with our reliance on third-party suppliers, partners, or original equipment manufacturers (“OEMs”) for certain components, products, or services, including companies that may compete with us or work with our competitors; risks associated with the mishandling or perceived mishandling of sensitive or confidential information and with security vulnerabilities or lapses, including information technology system breaches, failures, or disruptions; risks that our products or services, or those of third-party suppliers, partners, or OEMs which we incorporate into our offerings or otherwise rely on, may contain defects or may be vulnerable to cyber-attacks; risks associated with our significant international operations, including, among others, in Israel, Europe, and Asia, exposure to regions subject to political or economic instability, and fluctuations in foreign exchange rates; risks associated with a significant amount of our business coming from domestic and foreign government customers, including the ability to maintain security clearances for applicable projects; risks associated with complex and changing local and foreign regulatory environments in the jurisdictions in which we operate; risks associated with our ability to retain and recruit qualified personnel in regions in which we operate, including in new markets and growth areas we may enter; challenges associated with selling sophisticated solutions, including with respect to educating our customers on the benefits of our solutions or assisting them in realizing such benefits; challenges associated with pursuing larger sales opportunities that often involve longer sales cycles, including with respect to transaction reductions, deferrals, or cancellations during the sales cycle, our ability to accurately forecast when a sales opportunity will convert to an order, or to forecast revenue and expenses, and increased volatility of our operating results from period to period; risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property or claim infringement on their intellectual property rights; risks that our customers or partners delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business, or otherwise; risks that we may experience liquidity or working capital issues and related risks that financing sources may be unavailable to us on reasonable terms or at all; risks associated with significant leverage resulting from our current debt position or our ability to incur additional debt, including with respect to liquidity considerations, covenant limitations and compliance, fluctuations in interest rates, dilution considerations (with respect to our convertible notes), and our ability to maintain our credit ratings; risks arising as a result of contingent or other obligations or liabilities assumed in our acquisition of our former parent company, Comverse Technology, Inc. (“CTI”), or associated with formerly being consolidated with, and part of a consolidated tax group with, CTI, or as a result of CTI's former subsidiary, Xura, Inc. (formerly, Comverse, Inc.), being unwilling or unable to provide us with certain indemnities or transition services to which we are entitled; risks relating to the adequacy of our existing infrastructure, systems, processes, policies, procedures, and personnel and our ability to successfully implement and maintain adequate systems and internal controls for our current and future operations and reporting needs, including related risks of financial statement omissions, misstatements, restatements, or filing delays; and risks associated with changing tax rates, tax laws and regulations, and the continuing availability of expected tax benefits. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2016, our Quarterly Report on Form 10-Q for the quarter ended April 30, 2016, when filed, and other filings we make with the SEC.

VERINT, ACTIONABLE INTELLIGENCE, MAKE BIG DATA ACTIONABLE, CUSTOMER-INSPIRED EXCELLENCE, INTELLIGENCE IN ACTION, IMPACT 360, WITNESS, VERINT VERIFIED, KANA, LAGAN, VOVICI, GMT, VICTRIO, AUDIOLOG, CONTACT SOLUTIONS, ENTERPRISE INTELLIGENCE SOLUTIONS, SECURITY INTELLIGENCE SOLUTIONS, VOICE OF THE CUSTOMER ANALYTICS, NEXTIVA, EDGEVR, RELIANT, VANTAGE, STAR-GATE, ENGAGE, CYBERVISION, FOCALINFO, SUNTECH, and VIGIA are trademarks or registered trademarks of Verint Systems Inc. or its subsidiaries. Other trademarks mentioned are the property of their respective owners.

Table 1
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended April 30,
(in thousands, except per share data)	2016	2015
Revenue:
Product	$75,712	$102,799
Service and support	169,712	166,737
Total revenue	245,424	269,536
Cost of revenue:
Product	26,383	34,897
Service and support	65,131	60,296
Amortization of acquired technology	9,180	7,980
Total cost of revenue	100,694	103,173
Gross profit	144,730	166,363
Operating expenses:
Research and development, net	44,720	43,166
Selling, general and administrative	100,035	102,850
Amortization of other acquired intangible assets	11,266	10,737
Total operating expenses	156,021	156,753
Operating (loss) income	(11,291)	9,610
Other income (expense), net:
Interest income	153	194
Interest expense	(8,544)	(8,337)
Other income, net	3,819	211
Total other expense, net	(4,572)	(7,932)
(Loss) income before provision for income taxes	(15,863)	1,678
Provision for income taxes	330	947
Net (loss) income	(16,193)	731
Net income attributable to noncontrolling interest	1,263	1,147
Net loss attributable to Verint Systems Inc.	$(17,456)	$(416)

Net loss per common share attributable to Verint Systems Inc.:
Basic	$(0.28)	$(0.01)
Diluted	$(0.28)	$(0.01)

Weighted-average common shares outstanding:
Basic	62,258	61,041
Diluted	62,258	61,041

Table 2
VERINT SYSTEMS INC. AND SUBSIDIARIES
Segment Revenue
(Unaudited)

	Three Months Ended April 30,
(in thousands)	2016	2015
GAAP Revenue By Segment:
Enterprise Intelligence	$152,008	$146,718

Cyber Intelligence	67,128	91,450
Video Intelligence	26,288	31,368
Security Intelligence	93,416	122,818

GAAP Total Revenue	$245,424	$269,536

Revenue Adjustments Related to Acquisitions:
Enterprise Intelligence	$3,489	$681

Cyber Intelligence	65	140
Video Intelligence	—	—
Security Intelligence	65	140

Total Revenue Adjustments Related to Acquisitions	$3,554	$821

Non-GAAP Revenue By Segment:
Enterprise Intelligence	$155,497	$147,399

Cyber Intelligence	67,193	91,590
Video Intelligence	26,288	31,368
Security Intelligence	93,481	122,958

Non-GAAP Total Revenue	$248,978	$270,357

Table 3
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended April 30,
(in thousands, except per share data)	2016	2015

Table of Reconciliation from GAAP Gross Profit to Non-GAAP Gross Profit

GAAP gross profit	$144,730	$166,363
GAAP gross margin	59.0%	61.7%
Revenue adjustments related to acquisitions	3,554	821
Amortization of acquired technology and backlog	9,180	7,980
Stock-based compensation expenses	1,504	596
Other adjustments	729	413
Non-GAAP gross profit	$159,697	$176,173
Non-GAAP gross margin	64.1%	65.2%

Table of Reconciliation from GAAP Operating (Loss) Income to Non-GAAP Operating Income

GAAP operating (loss) income	$(11,291)	$9,610
As a percentage of GAAP revenue	(4.6)%	3.6%
Revenue adjustments related to acquisitions	3,554	821
Amortization of acquired technology and backlog	9,180	7,980
Amortization of other acquired intangible assets	11,266	10,737
Stock-based compensation expenses	15,340	14,850
Other adjustments	6,746	7,322
Non-GAAP operating income	$34,795	$51,320
As a percentage of non-GAAP revenue	14.0%	19.0%

Table of Reconciliation from GAAP Other Expense, Net to Non-GAAP Other Expense, Net

GAAP other expense, net	$(4,572)	$(7,932)
Unrealized losses on derivatives, net	258	421
Amortization of convertible note discount	2,614	2,480
Other adjustments	346	59
Non-GAAP other expense, net(1)	$(1,354)	$(4,972)

Table of Reconciliation from GAAP Provision for Income Taxes to Non-GAAP Provision for Income Taxes

GAAP provision for income taxes	$330	$947
Non-cash tax adjustments	2,644	2,984
Non-GAAP provision for income taxes	$2,974	$3,931

Table of Reconciliation from GAAP Net Loss Attributable to Verint Systems Inc. to Non-GAAP Net Income Attributable to Verint Systems Inc.

GAAP net loss attributable to Verint Systems Inc.	$(17,456)	$(416)
Revenue adjustments related to acquisitions	3,554	821
Amortization of acquired technology and backlog	9,180	7,980
Amortization of other acquired intangible assets	11,266	10,737
Stock-based compensation expenses	15,340	14,850
Other adjustments	7,092	7,381
Unrealized losses on derivatives, net	258	421

Amortization of convertible note discount	2,614	2,480
Non-cash tax adjustments	(2,644)	(2,984)
Total GAAP net loss adjustments	46,660	41,686
Non-GAAP net income attributable to Verint Systems Inc.	$29,204	$41,270

Table Comparing GAAP Diluted Net Loss Per Common Share Attributable to Verint Systems Inc. to Non-GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc.

GAAP diluted net loss per common share attributable to Verint Systems Inc.	$(0.28)	$(0.01)

Non-GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.46	$0.66

Shares used in computing GAAP diluted net loss per common share	62,258	61,041

Shares used in computing non-GAAP diluted net income per common share	62,934	62,389

Table of Reconciliation from GAAP Net Loss Attributable to Verint Systems Inc. to Adjusted EBITDA

GAAP net loss attributable to Verint Systems Inc.	$(17,456)	$(416)
Net income attributable to noncontrolling interest	1,263	1,147
Provision for income taxes	330	947
Other expense, net	4,572	7,932
Depreciation and amortization(2)	27,547	24,290
Revenue adjustments related to acquisitions	3,554	821
Stock-based compensation expenses	15,340	14,850
Other adjustments	6,745	7,304
Adjusted EBITDA	$41,895	$56,875

	April 30,	January 31,
	2016	2016
Table of Reconciliation from Gross Debt to Net Debt

Current maturities of long-term debt	$4,171	$2,104
Long-term debt	737,878	735,983
Unamortized debt discounts and issuance costs	70,108	73,055
Gross debt	812,157	811,142
Less:
Cash and cash equivalents	323,905	352,105
Restricted cash and bank time deposits	11,089	11,820
Short-term investments	48,087	55,982
Net debt	$429,076	$391,235

 (1) For the three months ended April 30, 2016, non-GAAP other expense, net of $1.4 million was comprised of $6.0 million of interest and other expense, net of $4.6 million of foreign exchange gains primarily related to balance sheet translations.

(2) Adjusted for financing fee amortization.

Table 4
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	April 30,	January 31,
(in thousands, except share and per share data)	2016	2016
Assets
Current Assets:
Cash and cash equivalents	$323,905	$352,105
Restricted cash and bank time deposits	11,089	11,820
Short-term investments	48,087	55,982
Accounts receivable, net of allowance for doubtful accounts of $1.8 million and $1.2 million, respectively	241,018	256,419
Inventories	20,751	18,312
Deferred cost of revenue	2,018	1,876
Prepaid expenses and other current assets	65,493	57,598
Total current assets	712,361	754,112
Property and equipment, net	79,728	68,904
Goodwill	1,248,110	1,207,176
Intangible assets, net	268,649	246,682
Capitalized software development costs, net	11,855	11,992
Long-term deferred cost of revenue	12,450	13,117
Other assets	54,576	53,752
Total assets	$2,387,729	$2,355,735

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$58,126	$65,447
Accrued expenses and other current liabilities	211,769	209,071
Deferred revenue	191,389	167,912
Total current liabilities	461,284	442,430
Long-term debt	737,878	735,983
Long-term deferred revenue	20,719	20,488
Other liabilities	101,638	88,670
Total liabilities	1,321,519	1,287,571
Commitments and Contingencies
Stockholders' Equity:
Preferred stock - $0.001 par value; authorized 2,207,000 shares at April 30, 2016 and January 31, 2016, respectively; none issued.	—	—
Common stock - $0.001 par value; authorized 120,000,000 shares. Issued 63,046,000 and 62,614,000 shares; outstanding 62,198,000 and 62,266,000 shares at April 30, 2016 and January 31, 2016, respectively.	63	63
Additional paid-in capital	1,401,897	1,387,955
Treasury stock, at cost - 848,000 and 348,000 shares at April 30, 2016 and January 31, 2016, respectively.	(27,413)	(10,251)
Accumulated deficit	(218,892)	(201,436)
Accumulated other comprehensive loss	(99,034)	(116,194)
Total Verint Systems Inc. stockholders' equity	1,056,621	1,060,137
Noncontrolling interest	9,589	8,027
Total stockholders' equity	1,066,210	1,068,164
Total liabilities and stockholders' equity	$2,387,729	$2,355,735

Table 5
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended April 30,
(in thousands)	2016	2015
Cash flows from operating activities:
Net (loss) income	$(16,193)	$731
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	28,335	25,028
Stock-based compensation, excluding cash-settled awards	15,312	14,791
Amortization of discount on convertible notes	2,614	2,480
Non-cash losses (gains) on derivative financial instruments, net	1,558	(132)
Other non-cash items, net	2,747	9,072
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	25,545	4,950
Inventories	(2,587)	(3,691)
Deferred cost of revenue	550	1,970
Prepaid expenses and other assets	(1,392)	(9,074)
Accounts payable and accrued expenses	(16,090)	1,400
Deferred revenue	21,509	22,046
Other, net	(46)	(2,945)
Net cash provided by operating activities	61,862	66,626

Cash flows from investing activities:
Cash paid for business combinations, including adjustments, net of cash acquired	(69,751)	(2,149)
Purchases of property and equipment	(9,441)	(5,206)
Purchases of investments	(24,967)	(38,355)
Maturities and sales of investments	32,908	5,479
Cash paid for capitalized software development costs	(696)	(1,031)
Change in restricted cash and bank time deposits, including long-term portion, and other investing activities, net	693	11,376
Net cash used in investing activities	(71,254)	(29,886)

Cash flows from financing activities:
Repayments of borrowings and other financing obligations	(149)	(152)
Proceeds from exercises of stock options	1	229
Purchases of treasury stock	(17,162)	—
Payments of contingent consideration for business combinations (financing portion)	(2,947)	(2,006)
Other financing activities	(600)	(63)
Net cash used in financing activities	(20,857)	(1,992)
Effect of foreign currency exchange rate changes on cash and cash equivalents	2,049	1,208
Net (decrease) increase in cash and cash equivalents	(28,200)	35,956
Cash and cash equivalents, beginning of period	352,105	285,072
Cash and cash equivalents, end of period	$323,905	$321,028

Table 6
VERINT SYSTEMS INC. AND SUBSIDIARIES
Calculation of Change in Non-GAAP Revenue on a Constant Currency Basis
(Unaudited)

(in thousands, except percentages)	Revenue Reconciliation

Total Revenue
Non-GAAP revenue for the three months ended April 30, 2015	$270,357
Non-GAAP revenue for the three months ended April 30, 2016	$248,978
Non-GAAP revenue for the three months ended April 30, 2016 at constant currency(1)	$251,000
Reported period-over-period non-GAAP revenue change	(7.9)%
% impact from change in foreign currency exchange rates	0.7%
Constant currency period-over-period non-GAAP revenue change	(7.2)%

Enterprise Intelligence
Non-GAAP revenue for the three months ended April 30, 2015	$147,399
Non-GAAP revenue for the three months ended April 30, 2016	$155,497
Non-GAAP revenue for the three months ended April 30, 2016 at constant currency(1)	$157,000
Reported period-over-period non-GAAP revenue growth	5.5%
% impact from change in foreign currency exchange rates	1.0%
Constant currency period-over-period non-GAAP revenue growth	6.5%

Security Intelligence
Non-GAAP revenue for the three months ended April 30, 2015	$122,958
Non-GAAP revenue for the three months ended April 30, 2016	$93,481
Non-GAAP revenue for the three months ended April 30, 2016 at constant currency(1)	$94,000
Reported period-over-period non-GAAP revenue change	(24.0)%
% impact from change in foreign currency exchange rates	0.4%
Constant currency period-over-period non-GAAP revenue change	(23.6)%

(1) Non-GAAP revenue for the three months ended April 30, 2016 at constant currency is calculated by translating current-period foreign currency revenue into U.S. dollars using average foreign currency exchange rates for the three months ended April 30, 2015 rather than actual current-period foreign currency exchange rates.

For further information see "Supplemental Information About Constant Currency" at the end of this press release.

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, consisting of non-GAAP revenue, non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP other income (expense), net, non-GAAP provision (benefit) for income taxes, non-GAAP net income attributable to Verint Systems Inc., non-GAAP net income per common share attributable to Verint Systems Inc., adjusted EBITDA, net debt, and constant currency measures. Tables 2 and 3 include a reconciliation of each non-GAAP financial measure for completed periods presented in this press release to the most directly comparable GAAP financial measure. Non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures.

We believe that the non-GAAP financial measures we present provide meaningful supplemental information regarding our operating results primarily because they exclude certain non-cash charges or items that we do not believe are reflective of our ongoing operating results when budgeting, planning and forecasting, determining compensation, and when assessing the performance of our business with our individual operating segments or our senior management. We believe that these non-GAAP financial measures also facilitate the comparison by management and investors of results between periods and among our peer companies. However, those companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Adjustments to Non-GAAP Financial Measures

Revenue adjustments related to acquisitions. We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to acquired customer support contracts which would have otherwise been recognized on a standalone basis. Our non-GAAP revenue also reflects certain adjustments from aligning an acquired company’s revenue recognition policies to our policies.  We believe that our non-GAAP revenue helps management and investors better understand our revenue trends and serves as a useful measure of ongoing business performance.

Amortization of acquired technology and other acquired intangible assets. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures. These expenses are excluded from our non-GAAP financial measures because they are non-cash charges. In addition, these amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Thus, we also exclude these amounts to provide better comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. We exclude stock-based compensation expenses related to restricted stock awards, stock bonus programs, bonus share programs, and other stock-based awards from our non-GAAP financial measures. We evaluate our performance both with and without these measures because stock-based compensation is typically a non-cash expense and can vary significantly over time based on the timing, size and nature of awards granted, and is influenced in part by certain factors which are generally beyond our control, such as the volatility of the price of our common stock. In addition, measurement of stock-based compensation is subject to varying valuation methodologies and subjective assumptions, and therefore we believe that excluding stock-based compensation from our non-GAAP financial measures allows for meaningful comparisons of our current operating results to our historical operating results and to other companies in our industry.

Other adjustments. We exclude from our non-GAAP financial measures legal fees, other professional fees, integration expenses, changes in the fair value of contingent consideration obligations, and certain other expenses associated with acquisitions, whether or not consummated. We also exclude costs associated with restructurings, reorganizations, asset impairments, and redundant facilities, and gains or losses on sales of property.

We consider acquisition-related costs to be unpredictable and dependent on factors that may be beyond our control, and unrelated to our continuing operations or to the continuing operations of the acquired business. Additionally, acquisition-related costs can be subject to the size and complexity of an acquisition, and may not be indicative of such future costs.

Restructuring and reorganization costs include employee termination costs, facility exit costs, and other costs directly associated with resource realignments incurred in reaction to changing strategies or business conditions, and can vary in amount and frequency. Asset impairment charges, redundant facility costs, and gains or losses on sales of property are unusual in nature and can also vary in amount and frequency.

We believe it is useful for investors to understand the effects of these items on our operating results, and that excluding these items from our non-GAAP measures facilitates the comparison of our current operating results to our historical operating results and to other companies in our industry.

Unrealized gains and losses on certain derivatives, net. We exclude from our non-GAAP financial measures unrealized gains and losses on certain foreign currency derivatives which are not designated as hedges under accounting guidance. We exclude unrealized gains and losses on foreign currency derivatives that serve as economic hedges against variability in the cash flows of recognized assets or liabilities, or of forecasted transactions. These contracts, if designated as hedges under accounting guidance, would be considered “cash flow” hedges.  These unrealized gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions which are highly variable from period to period and which we believe are not reflective of our ongoing operations. Upon settlement of these foreign currency derivatives, any realized gain or loss is included in our non-GAAP financial measures.

Amortization of convertible note discount. Under GAAP, certain convertible debt instruments that may be settled in cash upon conversion are required to be bifurcated into separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s non-convertible debt borrowing rate. As a result, for GAAP purposes, we are required to recognize imputed interest expense in amounts significantly in excess of the coupon rate on our $400.0 million of 1.50% convertible notes. The difference between the imputed interest expense and the coupon interest expense is excluded from our non-GAAP financial measures because we believe that this non-cash expense is not reflective of ongoing operations.

Non-cash tax adjustments. We exclude from our non-GAAP financial measures non-cash tax adjustments, which represent the difference between the amount of taxes we expect to pay related to current year income, and our GAAP tax provision on an annual basis. On a quarterly basis, this adjustment reflects our expected annual effective tax rate on a cash basis.

Supplemental Information About Constant Currency

Because we operate on a global basis and transact business in many currencies, fluctuations in foreign currency exchange rates can affect our consolidated U.S. dollar operating results. To facilitate the assessment of our performance excluding the effect of foreign currency exchange rate fluctuations, we calculate our non-GAAP revenue, cost of revenue, and operating expenses on both an as-reported basis and a constant currency basis, allowing for comparison of results between periods as if foreign currency exchange rates had remained constant. We perform our constant currency calculations by translating current-period foreign currency revenue and expenses into U.S. dollars using prior-period average foreign currency exchange rates or hedge rates, as applicable, rather than current period exchange rates. We believe that constant currency change rates, which exclude the impact of foreign currency exchange rate changes, facilitate the assessment of underlying business trends.

Unless otherwise indicated, our financial outlook for revenue, operating margin, and diluted earnings per share, which is provided on a non-GAAP basis, reflects foreign currency exchange rates approximately consistent with rates in effect when the outlook is provided.

We also incur foreign exchange gains and losses resulting from the revaluation and settlement of monetary assets and liabilities that are denominated in currencies other than the entity’s functional currency. We periodically report our historical non-GAAP diluted net income per share both inclusive and exclusive of these net foreign exchange gains or losses. Our financial outlook for diluted earnings per share includes net foreign exchange gains or losses incurred to date, if any, but does not include potential future gains or losses.